                                                                   Exhibit 10.32

                           NATIONAL PROCESSING COMPANY
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                               FOR SENIOR OFFICERS

               As Amended and Restated Effective February 1, 2003

                  ARTICLE 1. ESTABLISHMENT AND PURPOSE OF PLAN

         1.1 Establishment of the Plan. The following are the provisions of the National Processing Company Long-Term Incentive Compensation Plan for Senior Officers (herein referred to as the "Plan"), effective as of February 1, 2003, which is an amendment and restatement of the National City Processing Company Long-Term Incentive Plan for Senior Officers effective January 1, 2000 ("Predecessor Plan").

         1.2 Effectiveness. The Plan shall be effective for all purposes with respect to Plan Cycles commencing on or after February 1, 2003.

         1.3 Purpose. The purpose of the Plan is to maximize the returns to stockholders and to promote the long-term profitability and success of the Corporation by providing an incentive to those key executives of the Corporation who are primarily responsible for such profitability and success.

         1.4 Operation of the Plan. The Plan shall be administered by the Committee. A Plan Cycle of three years will be established each year that the Plan is in operation. With respect to any award made under the Plan, however, the Plan shall serve as a non-qualified plan providing for and governing the treatment of deferred compensation at the election of the Participant and/or the Committee, or as required by the Plan, as provided herein.

                             ARTICLE 2. DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

         (a)      "Account" means the account described in Section 10.3.

         (b) "Active Participant" shall mean an Eligible Employee who is approved by the Committee for participation in a Plan Cycle of the Plan. Such approval shall be determined with respect to each Plan Cycle prior to March 31 of the first year of that Plan Cycle, and shall be redetermined with respect to each new Plan Cycle.

         (c) "Average Stock Price" shall be determined with respect to each Plan Cycle for the month of December prior to such Plan Cycle (the Average Stock Price at the beginning of the Plan Cycle) and for the last full calendar month of the Plan Cycle (the Average Stock Price at the end of the Plan Cycle) and shall mean the arithmetic mean (the average) of the closing prices of a share of common stock of a company as reported on any national securities exchange (or by any national quotation system accepted by the Committee for this purpose) for each of the trading days (on which such shares were traded) in such calendar month. If the shares of common stock are not then so traded or regularly reported, the stock price shall be determined by such means as the Committee shall determine. Notwithstanding the foregoing, the Committee may determine prior to the start of a Plan Cycle that a different set of time periods are appropriate for measuring performance under the Plan, and such different time periods may be used to determine Average Stock Prices at the beginning and the end of such Plan Cycle.

         (d) "Base Salary" shall mean the average annual salary of an employee during that portion, or all of the Plan Cycle for which he or she is an Active Participant, exclusive of any bonuses, incentive pay, special awards, or stock options.

         (e)      "Board" shall mean the Board of Directors of the Corporation.

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         (f)      "Change in Control" see Section 12.3.

         (g)      "Corporation" shall mean National Processing Company.

         (h) "Committee" shall be composed of the Chief Executive Officer of the Corporation, the individual at National City Corporation who has primary responsibility of monitoring the activities of the Corporation and the officer in charge of Corporate Human Resources at National City Corporation.

         (i) "Covered Executive" means any individual who is, or is determined by the Committee to be likely to become a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code.

         (j) "Crediting Date" means the last business day of each calendar month or such other date or dates as determined by the Committee so long as there is no less than one Crediting Date each calendar year.

         (k) "Disability" shall mean the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial and gainful activity for a continuous period of 26 weeks or more as determined by the Committee.

         (l) "Early Retirement" shall mean retirement at or after age 55 with at least ten years of service with the Employer and/or National City Corporation prior to Normal Retirement.

         (m) "Earnings Award" shall mean the payment earned by a Participant based on earnings growth as set forth in Section 4.2.

         (n)      "Effective Date" see Section 12.4.

         (o) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.

         (p) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.

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         (q)      "Employer" shall mean the Corporation or any corporation,
                  organization or entity controlled by the Corporation.

         (r) "Enrollment Period" means the period in each calendar year designated by the Plan Administrator during which Eligible Employees make elections to defer Compensation earned during the following Plan Year.


         (s)      "Evaluation Date" means the last day of the Plan Year.

         (t)      "Implementation Date" see Section 12.4.

         (u) "Inactive Participant" shall mean an individual who was an Active Participant in the Plan for a Plan Cycle, who is not currently an Active Participant for a Plan Cycle but who continues to have an interest under the Plan.

         (v) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (w) "Investment Option" means any arrangement deemed suitable by the Plan Administrator from time to time for the purpose of providing an investment credit on amounts deferred.

         (x) "Normal Retirement" shall mean leaving the employ of the Employer and National City Corporation at or after the age 62 with at least twenty years of continuous service with the Employer and/or National City Corporation or at or after the age 65 with at least five years of continuous service with the Employer and/or National City Corporation.

         (y) "Participant" shall mean and include all Active Participants and all Inactive Participants.

         (z) "Payment Date" means any day within thirty (30) days following an Evaluation Date a Participant receives a distribution.

         (aa) "Peer Group" shall mean a group of comparable corporations used to measure relative performance. Such Peer Group shall be established by the Committee for

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                  each Plan Cycle prior to the commencement of the Plan Cycle, and shall not thereafter be changed with respect to such Plan Cycle, provided, however, that one or more members of a Peer Group shall be dropped therefrom in the event of the acquisition of the Peer Group Member, the acquisition of sixty-five percent or more of the gross assets of the Peer Group Member or the merger of the Peer Group Member with another company(ies) where the Peer Group Member is not the surviving corporation.

         (bb) "Peer Group Award" shall mean the payment earned by a Participant based on comparison of the Total Shareholder Return with the Peer Group as set forth in Section 4.1.

         (cc) "Plan" shall mean this National Processing Company Long-Term Incentive Compensation Plan for Senior Officers Effective February 1, 2003.

         (dd) "Plan Administrator" shall mean the Plan Administrator of the National City Corporation Deferred Compensation Plan or such other person or group as established or designated by the Committee from time to time.

         (ee) "Plan Cycle" shall mean a period of three consecutive fiscal years of the Corporation and shall be referred to by the fiscal year in which a particular Plan Cycle commences.

         (ff) "Plan Year" means the calendar year. The first Plan Year shall be 2003.

         (gg)     "Predecessor Plan" see Section 1.1.

         (hh) "Subsidiary" means an entity in which the Corporation directly or indirectly owns 50% or more of the voting equity securities.

         (ii)     "Successor" see Section 12.3(a).

         (ll) "Termination Date" means the later of (i) the individual's last day worked or (ii) the last day an individual receives a Salary payment either for services rendered or as salary continuation.

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         (mm)     "Total Award" shall mean the payment earned by a Participant based on the Peer Group Award and the Earnings Award.

         (nn) "Total Stockholder Return" with respect to a stock shall be calculated in the following manner:

                  (i) Add the Average Stock Price at the end of the Plan Cycle for such stock to the dividends paid on the stock during the Plan Cycle (if any), and then subtract the Average Stock Price at the beginning of the Plan Cycle for such stock.

                  (ii) Divide the resulting sum of (i) above by the Average Stock Price at the beginning of the Plan Cycle for such stock.

                  (iii) The result equals Total Stockholder Return with respect to such stock for the Plan Cycle.

          (oo) "Vesting Event" shall mean the earliest to occur of the following events:

                  (1)   for each Award, the end of the respective Plan Cycle,

                  (2)   the Effective Date of a Change in Control,

                  (3) the date a Participant is eligible to retire on a Normal Retirement,

                  (4)   the date a Participant incurs a Disability,

                  (5)   the date of a Participant's death.

         Each Participant and Beneficiary with respect to whom a Vesting Event has occurred shall be 100% vested in his or her benefits or Awards earned or accrued hereunder as of the date of such Vesting Event, subject to the forfeiture provisions of Article 11.

        (pp) "Voting Stock" shall mean the then outstanding securities of the Corporation entitled to vote in the election of directors.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

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                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. Eligibility for participation in the Plan will be limited to those senior officers of the Corporation and its subsidiaries who, by the nature and scope of their positions, are materially responsible for the management, growth, and overall success of the Corporation, as determined by the Committee.

         3.2 Participation. Participation in the Plan shall be determined by the Committee with respect to each Plan Cycle prior to the commencement of the Plan Cycle. The Committee may base its approval upon the recommendation of the President of the Corporation. The Committee shall classify senior officers for the purposes of the Plan into the following categories:

                  Category                          Persons Included
                  --------                          ----------------
                  Category I                        President of the Corporation

                  Category II                       Executive  officers of the
                                                    Corporation and Executive
                                                    officers of major
                                                    subsidiaries of the
                                                    Corporation and similar
                                                    officers

         Each Eligible Employee approved for participation shall be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of such selection; provided however, that after December 31, 1994, no Eligible Employee shall become a Participant in the Plan with respect to any Plan Cycle after the commencement of such Plan Cycle.

         3.3 Participant for Part of a Plan Cycle. In the event an Employee is an Eligible Employee for only a portion of a Plan Cycle (Participation Portion) such Eligible Employee may, in the Committee's discretion, be a Participant for such portion of the Plan Cycle but his or her Award will be based upon his or her Base Salary at the end of such Participation Portion and such Award will normally be pro-rated to reflect the number of months in the Participation Portion of the Plan Cycle compared to the number of months in the total Plan Cycle.

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         3.4 Category Changes During a Plan Cycle. In the event a Participant is promoted or demoted from one Category to another during a Plan Cycle, the Committee may, in its discretion, (a) continue such Participant in the Category he or she was in prior to such promotion or demotion, (b) provide for participation from and after the promotion or demotion to the new Category, or
(c) provide for a combination of (a) and (b).

         In the event of a Plan Cycle for which the Participant's participation is thus split between two Categories, the Award for such Plan Cycle will normally be pro-rated to reflect the portions of the Plan Cycle spent in each Category and each part of the Award will be based upon the Participant's Base Salary at the end of the appropriate portions of the Plan Cycle.

         3.5 No Right to Participate. No Participant or Employee shall have a right at any time to be selected for current or future participation in the Plan.


                         ARTICLE 4. AWARD DETERMINATION

         4.1 Peer Group Award for Each Plan Cycle. Prior to the beginning of the Plan Cycle the Committee shall establish the threshold award, target award and maximum award performance levels for the Plan Cycle, against which the Total Stockholder Return of the Corporation for the Plan Cycle shall be compared to average (arithmetical mean) of the Total Stockholder Returns of the members of the Peer Group. The Committee shall also determine the membership of the Peer Group for the Plan Cycle at such time.

         4.2 Earnings Growth. The threshold Earnings Award shall be awarded if, in the sole discretion of the Committee the Corporation has achieved a compound growth rate in earnings per share of 10%, target Earnings Award shall be awarded if, in the sole discretion of the Committee the Corporation has achieved a compound growth rate in earnings per share of 12%. The maximum Earnings Award shall be awarded if, in the sole discretion of the Committee, the Corporation has achieved a compound growth rate in earnings per share of 15%. If the compound growth rate in earnings per share of the Corporation is greater than 10% but less than 15%. The Committee shall pro-rate the award. In determining the compound growth rate in

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

earnings per share of the Corporation the Committee may make adjustments as it deems appropriate for acquisitions, divestitures and other one-time events.

         4.3 Total Award. The amount of Total Award that shall be awarded to a Participant under this Plan shall be expressed as a percentage of Base Salary. Such percentage shall be determined on the basis of the attainment, or lack of attainment, by the Corporation of the threshold, target or maximum performance for the Peer Group Award and target or maximum performance for the Earnings Award, as follows:

                                Peer Group Award
                          Percent of Base Compensation

                  Category  Threshold        Target           Maximum
                  --------  ---------        --------         -------
                      I        6%              12%              24%
                      II       4%               8%              16%

                                 Earnings Award
                          Percent of Base Compensation

                  Category  Threshold          Target         Maximum
                  --------  ---------          ------         -------
                     I         9%                18%             36%
                     II        6%                12%             24%

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                          ARTICLE 5. PAYMENT OF AWARDS

         5.1 Form and Timing of Payment of Awards. Within 90 days after the end of the Plan Cycle, the Participant's shall be entitled to receive a cash payment equal to the entire amount of the Participant's Award, unless Participant has elected to defer the Award under Article 10 herein. Except as otherwise provided for in Section 6.1, to receive an Award a Participant must be an Employee on the date on which the Plan Cycle ends. The Committee may terminate a Participant's Award prior to any Vesting Event.


                      ARTICLE 6. TERMINATION OF EMPLOYMENT

         6.1 Termination of Employment due to Death, Disability or Normal Retirement. In the event a Participant's employment is terminated during a Plan Cycle at or after the occurrence of a Vesting Event other than a Change in Control the Participant shall be eligible to receive a pro-rated Award reflecting his or her partial participation. This pro-ration shall be determined by multiplying the Award by a fraction the numerator of which is the number of full months of participation to the date participation ends, and the denominator of which is 36. The Award thus determined shall be payable as soon as practicable following the end of the Plan Cycle.

         6.2 Other Terminations of Employment. In the event a Participant's employment is terminated during a Plan Cycle prior to a Vesting Event, the Participant's participation in such Plan Cycle shall end and the Participant shall not be entitled to any Award for such Plan Cycle.


                        ARTICLE 7. RIGHTS OF PARTICIPANTS

         7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

         7.2 Restrictions on Assignments. The interest of a Participant or his or her beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign,

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

pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.


                            ARTICLE 8. ADMINISTRATION

         Administration. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon Participants nor place obligations upon either the Committee or the Corporation. Accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

                  The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

                  The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.

                  No member of the Board, Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.


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

                         ARTICLE 9. REQUIREMENTS OF LAW

         9.1 Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

         9.2 Withholding Taxes. The Corporation shall have the right to deduct from all payments under this Plan any federal, local or state taxes required by the law to be withheld with respect to such payments.

         9.3 Plan Binding on Corporation, Employees and Their Successors. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

                         ARTICLE 10. DEFERRAL OF AWARDS

         10.1 Election to Request Deferral of Award; Deferral Percentage. The Committee shall determine which Participants or group of Participants of, if any, shall be eligible to make deferral elections under this Plan. Each Participant who is therefore eligible to elect to request deferral of a portion or all of his or her Award for a Plan Cycle, shall be given the opportunity prior to the last Plan Year in the Plan Cycle, to make such request. Such election and the percentage of Award requested to be deferred shall be irrevocable and fixed with respect to such Participant and such Plan Cycle from and after the December 31 of the year prior to the last year of the Plan Cycle.

                  The request and determination of the portion of the Award to be deferred shall be made in terms of 1% increments of the Award.

                  Participants becoming Participants during a Plan Cycle shall, if determined to be eligible to do so, make any such deferral request to defer prior to the commencement of their participation and the same shall become irrevocable and fixed as of the day prior to the commencement of their participation.

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

                  Promotion or demotion during a Plan Cycle shall not affect the fixed and irrevocable nature of a deferral request made prior to such Plan Cycle for such Plan Cycle.

         10.2 Deferral of Awards; Committee's Decision. Notwithstanding any request to defer none, a portion, or all of an Award hereunder submitted by a Participant pursuant to Section 10.1 above, and not withstanding the Committee's prior determination as to the eligibility of any Participant or group of Participants to defer a portion or all of any Award hereunder, the Committee shall make the decision, in the case of each Participant, whether or not to defer any portion or all of any Participant's Award with respect to any Plan Cycle. Such decision shall be made in the discretion of the Committee, which extends to the percentage of any Award to be deferred.

                  The Committee's decision shall be final and binding on all parties. Any amount to be deferred shall not be paid to the Participant but shall be deferred as provided in this Article 10.

         10.3 Accounts. An unfunded bookkeeping account shall be established and maintained by the Corporation in the name of each Participant who has deferred compensation hereunder. The Account shall be credited with all amounts deferred under the Plan net of applicable taxes. The amounts credited to each Account, as reduced for amounts distributed under Article 10, shall be adjusted each Crediting Date to reflect gain or loss from Investment Option(s) selected by the Participant. Such Accounts shall remain a part of the general liabilities of the Corporation and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship. Each Account may be comprised of sub-accounts to reflect Investment Option(s) selected by the Participant.

         10.4 Crediting to Accounts. As of the dates of payment of cash Awards made under this Plan the amount of the Award to be deferred for each Participant under this Article 10 shall be credited to such Participant's Account, and shall correspondingly be credited to the Investment Option or Options selected by the Participant.

         10.5 Selection of Investment Options. Each Participant (and each Beneficiary of a deceased Participant) may select the Investment Option(s) he or she wishes to be used hereunder

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for his or her Account. The selection of Investment Options shall be made in portions of the amount deferred equal to 5% of the total of such amounts. In the event no election is made by a Participant (or Beneficiary) his or her Account shall be deemed invested in and credited to the Investment Option designated by the Plan Administrator for such purpose.

         Selection of Investment Options by Participants shall be made no later than the Enrollment Period of the Plan Cycle for which the Award is to be made in advance of the deferral or payment of the Award; provided however, that in the event a Participant who has not requested a deferral of any part of his or her Award nevertheless has a portion thereof deferred by decision of the Committee, or otherwise, then in such event, such Participant shall immediately be given an election period of 10 days to determine appropriate Investment Options, such period running from the date of his or her notification of his or her right to make such selection.

         10.6 Allocation of New Deferrals Among Investment Options and Transfers Among Investment Options.

(a) During the Enrollment Period, the Participant shall elect how deferrals during the applicable Plan Year are to be allocated among the available Investment Options using forms and procedures established by the Plan Administrator for such purpose.

(b) Each Participant may reallocate his or her accumulated Deferred Compensation Account or deferrals among the Investment Options only during times approved by the Plan Administrator and using forms and procedures established from time to time by the Plan Administrator for such purpose. Any changes a Participant makes shall become effective on the next Crediting Date following the Plan Administrator's acceptance of the Participant's reallocation election.

         10.7 Payments Deducted on a Pro-Rata Basis from each Investment Option. Lump sums, installments, or any other distributions from the Deferred Compensation Account shall be deducted from the balance in each Investment Option on a pro rata basis in proportion to the balance in each option using procedures established by the Plan Administrator for such purpose.

         10.8 Change in Investment Option. The Plan Administrator may change the Investment Options available from time to time under the Plan. However, no such change shall reduce a Participant's Deferred Compensation Account. If, following a change in the Investment Options, the Participant fails to reallocate his or her Account among the available Investment Options the Plan Administrator has the discretion to select an Investment Option for the Participant.

         10.9 Vesting of Deferred Amounts. Amounts of Awards made and deferred under the Plan, and earnings and gains thereon, are always 100% vested.

         10.10 Manner of Distribution. A Participant's Deferred Compensation Account shall be distributed according to the procedures set forth below.

(a) Distributions while employed. A Participant may elect to receive a distribution from their Account during their period of employment. Such election may either be for a Scheduled Distribution, or an Unscheduled Distribution, each as defined below.

     (i) Scheduled Distribution. During the Enrollment Period when a Participant makes their deferral election, the Participant may specify a future Payment Date when the amount deferred or portion thereof will be distributed. To be valid, such future Payment Date must not be within 3 years of the Plan anniversary to which such election first applied, and such future Payment Date must precede the Participant's Termination Date. The amount distributed shall be allocated against the Investment Options as provided under Section
            10.7. The Plan Administrator may disregard any invalid Scheduled Distribution election.

     (ii) Unscheduled Distribution. During the Enrollment Period, a Participant may submit a written request to the Plan Administrator for an unscheduled distribution from their Account. If the Plan Administrator approves such request, the amount shall be payable upon the Payment Date following such approval. The amount distributed shall be subject to a 10% penalty, with the Participant's Account being debited an amount equal to 10% of the Unscheduled Distribution amount. The withdrawn amounts and the Unscheduled Distribution penalty shall be allocated against the Investment Options as provided under Section 10.7. Any Participant electing an Unscheduled Distribution during an Enrollment Period shall be considered ineligible to defer any Compensation under the Plan for the remainder of the Plan Year in which the Unscheduled Distribution occurs and for the next following Plan Year.

     (iii) Notwithstanding the foregoing, no Covered Executive shall be eligible to make an election for either a Scheduled Distribution or Unscheduled Distribution, and the Plan Administrator is hereby empowered to disregard a Scheduled Distribution election made by a Participant at a time prior their first becoming a Covered Executive.

(b) Distributions following employment. A Participant may receive either a Termination Distribution or a Retiree Distribution following their period of employment, each as defined below.

     (i) Termination Distribution. A Participant who is not a Retirement Eligible Employee shall have their Account balance valued as of the Evaluation Date first following their Termination Date. Such balance shall be distributed in a lump sum on the Payment Date first following such Evaluation Date.

     (ii) Retiree Distribution. A Participant who is a Retirement Eligible Employee shall have their Account paid according to the following procedures:

            1) Notwithstanding sections 2) and 3) below, if the Participant's Account, determined as of the first Evaluation Date following their Termination Date, is equal to or less than an amount established by the Plan Administrator from time to time (the "Minimum Installment Amount") such amount shall be distributed according to section (i) above.

            2)    If the Participant has made an election as described in
                  Section 10.11 that has been in effect for at least twelve months prior to the Termination Date, the Participant's Account shall be paid in accordance with such payment election.

            3) If the Participant does not have a payment election that has been in effect for at least twelve months prior to the Termination Date, the Participant's Account shall be paid in annual installments over a period of 10 years, as provided in the Section 10.11(ii).

         10.11 Form of Payment Election. Each Participant may submit a payment election form specifying how the Participant's accumulated Deferred Compensation Account shall be paid. The following distribution options shall be available:

(a) Distributions following employment. A Participant who is a Retirement Eligible Employee, having an accumulated Account of at least the Minimum Installment Amount, as provided in Section 10.10(b)(ii) above, may elect their Account to be distributed in either of the following forms:

     (i) Lump Sum Distribution. The amount payable shall equal the Account balance determined as of the Evaluation Date. Pursuant to the Participant's election, the Evaluation Date may be any Evaluation Date following the Termination Date. If the Participant fails to elect a date, the Evaluation Date will be the last day of the Plan Year in which the Termination Date occurs. The amount so determined shall be paid on the Payment Date next following such Evaluation Date.

     (ii) Annual Installments. The amount of the first distribution shall be based on the Account balance as determined on the last Evaluation Date in the Plan Year in which the Participant's Termination Date occurs. Such amount shall be divided by the number of payments elected (being either 5 or 10, or other period as determined by the Plan Administrator) to determine the distribution. The distribution shall be made on the Payment Date next following such Evaluation Date. Subsequent distributions shall be determined annually thereafter using the procedure established herein, with the exception that the divisor shall be the number of payments remaining.

     (iii) Participants not making a valid election shall have their Account distributed over a period of ten years as provided in Section 10.11(a)(ii) above.

         10.12 Plan Administrator's Discretion. The Plan Administrator shall have the discretion to distribute the Account of any Participant who is not a Covered Executive in a single distribution following their Termination Date. Such distribution shall be based on the balance of the Participant's Account as of the Evaluation Date immediately following their Termination Date. Such amount shall be paid on the Payment Date next following such Evaluation Date.


         10.13 Payments Upon Death of Participant.

(a) A Participant may designate any person or persons (not exceeding 5), including a trust, as his or her beneficiary to receive his or her Deferred Compensation Account in the event of the Participant's death. Any such designation shall be made by filing the form designated for that purpose by the Plan Administrator. The Participant may change or cancel his or her beneficiary designation at any time prior to death without the consent of any designated beneficiary. If no beneficiary has been designated by the Participant, or if no beneficiary is alive at the date of the Participant's death, payment shall be made to the Participant's estate.

(b) If the Participant's death occurs during Employment, the Participant's Account shall be distributed in a lump sum as provided in 10.11(a)(i) to each of the Participant's surviving beneficiaries in the portions designated by the Participant in 10.13(a).

(c) If the Participant's death occurs after installment payments have commenced, the Participant's Account shall be distributed in a lump sum on the next scheduled Payment Date to each of the Participant's surviving beneficiaries in the portions designated by the Participant in 10.13(a).

         10.14 Withholding Taxes. The Corporation shall have the right to deduct from deferrals and distributions under the Plan any and all taxes required to be collected under federal, state or local laws, using procedures established by the Plan Administrator for such purpose.

         10.15 Beneficiary Designations. Each Participant, and each Beneficiary of a deceased Participant or Beneficiary hereunder, may designate, on a Beneficiary Designation form supplied by the Plan Administrator, any person or persons to whom payments are to be made if the Participant (or Beneficiary) dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed Beneficiary Designation form is filed with the Plan Administrator for such purpose while the Participant (or Beneficiary) is alive, and will cancel all beneficiary designations signed and filed earlier. If the Participant (or Beneficiary) fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the Participant or before complete payment of all amounts due hereunder, remaining unpaid distribution amounts shall be paid to the then surviving spouse of the Participant, if any, or, if there be none, in one lump sum to the estate of the last to die of the Participant or his or her designated beneficiaries, if any.

                  In the event a Participant (or a Beneficiary of a deceased Participant) designates as a Beneficiary any so called "marital deduction trust" or any so called "qualified income trust", the Participant (or Beneficiary) may additionally indicate whether the dollar equivalent of the current income, during the distribution of an interest hereunder, should be distributed yearly to such Beneficiary. In the event of such an indication, such income shall be distributed at least annually.

         10.16 Participants Rights; Beneficiaries Rights. Except as otherwise specifically provided, neither a Participant nor any of his or her Beneficiaries has rights under this Plan. The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not impose any obligation upon any trust fund for any tax qualified plan, or be paid from any such trust fund. No Participant or beneficiary shall have any title to or beneficial ownership in any assets which the Corporation may earmark to pay benefits hereunder.

         10.17 Nature of deferred compensation. The election of deferred compensation under this Plan and any setting aside by the Corporation of amounts with which to discharge its deferred obligations hereunder in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person; equitable title to any funds so set aside in a trust, an insurance policy, or otherwise shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such trust, policies or funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. This provision shall not require the Corporation to set aside any funds, but the Corporation may set aside such funds if it chooses to do so. Any amount so set aside for this Plan shall be accounted for separately and apart from any other plan of the Corporation. This Plan is intended to constitute an unfunded plan of deferred compensation described in
Section 201(2) of the Employee Retirement Income Security Act of 1974.

         10.18 Distributions in Cash. Notwithstanding any other provision of this Plan, distributions of amounts deferred hereunder shall be made only in cash and shall be subject to withholding of applicable federal, state and local taxes.

         10.19 Nature of Deferred Compensation Plan. The provisions of the Plan relating to deferred compensation are fixed and final unless and until amended, revised or terminated as herein provided.


                             ARTICLE 11. FORFEITURES

         Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 12, in the event the Committee finds

               (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

               (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her, then any amounts held under this Plan for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.

                          ARTICLE 12. CHANGE IN CONTROL

         12.1 Treatment of Awards. In the event of a Change in Control the Corporation shall pay to each Active Participant on the Implementation Date of such Change in Control a lump sum cash payment equal to the amount hereinafter determined. Such payment shall be payable in cash to the Participant within five business days after the Implementation Date of such Change in Control and shall be payment in full to each such Participant for such Plan Cycle, each of which shall be deemed terminated by operation of this Article 12. No further Plan Cycles shall commence thereafter under this Plan.

         12.2 Amount of Payment. The amount of the payment to be made as a consequence of a Change in Control shall, with respect to each Plan Cycle, be equal to the Maximum Award level (without regard to stockholder return during such abbreviated Plan Cycle) for the Participant for such Plan Cycle multiplied by a fraction the numerator of which is the number of full months completed from the commencement of the Plan Cycle to the Implementation Date of the Change in Control, and the denominator of which is 36.

         12.3 Definition of Change in Control. Change in Control shall mean the occurrence of any of the following events:

              (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person other than National City Corporation ("NCC"), a successor of NCC (direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) ("Successor"), or an affiliate of NCC or of a Successor and as a result of such merger, consolidation or reorganization less than fifty percent of the combined voting power of the then-outstanding securities of such resulting corporation or person immediately after such transaction are held by NCC, a Successor or an affiliate of NCC or of a Successor; or

              (b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held by NCC, a Successor or an affiliate of NCC or of a Successor, provided, however, that a Change in Control of NCC determined by the standards set forth herein or otherwise shall not constitute a Change in Control of the Company.

         12.4 Effective Date of Change in Control. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be the Implementation Date of such Change in Control.

         12.5 Implementation Date of Change in Control. The "Implementation Date" shall be the earliest to occur of the events specified in subsections (a) or (b) of Section 12.3. As used herein, the Implementation Date of Change in Control shall be the last date of all current Plan Cycles.

         12.6 Effect of Change in Control, In addition to other vesting under the Plan, the opportunity of a Participant to participate to the end of all current Plan Cycles is vested in such Participant in the event of a Change in Control, as of the Effective Date of and such Change in Control.

                            ARTICLE 13. MISCELLANEOUS

         In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which, in the discretion of the Committee, are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions.

                    ARTICLE 14. AMENDMENT AND DISCONTINUANCE

         The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Board, to amend it from time to time or to discontinue it. However, if the Board should amend or discontinue this Plan, the Corporation shall remain obligated under the Plan with respect to (1) Awards made final (and thus payable) by decision by the Committee prior to the date of such amendment or discontinuance, (2) Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred.


         Executed as of this __ day of___________, 2003 at Louisville, Kentucky.

                                                     NATIONAL PROCESSING COMPANY


                                                     By: _______________________